Exhibit 99.1
Luminar Reports Third Quarter 2023 Business Update and Financials
Successfully Passed Volvo Cars ‘Run at Rate’ Leading up to Start of Production
QoQ Free Cash Flow Improvement Demonstrates Inflection Towards Profitability
Orlando, Fla. — November 8, 2023 — Today Luminar (NASDAQ: LAZR), a leading global automotive technology company, provided its quarterly business update and financial results for the third quarter of 2023. The company published a Letter to Shareholders on its Investor Relations website at https://investors.luminartech.com.
“For the first time at Luminar, we are realizing an inflection point in economies of scale and path to profitability” said Austin Russell, Founder & CEO. “We successfully passed the Run at Rate production capacity and quality audit leading up to our first global vehicle launch with Volvo Cars. In conjunction, we are aggressively driving efficiency gains on free cash flow and gross margin, which we expect to continue through Q4 and beyond.”

2023 Company-Level Milestone Targets:
Luminar provided a progress report below on its three key business milestone targets to achieve by year-end 2023.

1.Industrialization & Scale
Year-end Goal: Bring the high volume, automated facility in Mexico online and meet Volvo Cars start of production (SOP) requirements.
Status: The company brought the high volume facility online in 1H’23, and has now fulfilled Volvo Cars’ production requirements for SOP new year by passing the Run at Rate.
•This quarter, Volvo Cars also completed its first installation of Iris onto a Volvo EX90 off of the production line at its US plant in Charleston.
2.Product and Technology
Year-end Goal: Enter Iris+ C phase; complete software[1] requirements for Volvo and Mercedes programs; develop a next-gen LiDAR prototype.
Status: The company is on track to achieve each of these goals.
•Luminar has now commenced the process of series production tooling for Iris+ in partnership with TPK.
•Iris+ continues to go through optimization and validation testing cycles from its lead series production OEM, which includes DFM (design for manufacturability) updates.
•Luminar continues to deliver updates on its in-development firmware and software products[1] to its OEM customers. The company successfully integrated its software with Volvo and Zenseact’s in-development system and middleware, while also integrating with Mercedes’ data collection vehicles.
•Luminar has successfully developed its next-generation LiDAR prototype in Q3, and provided live demonstrations of its point cloud performance to key OEM customers.
3.Business Growth
Year-end Goal: Add at least $1 billion to the Order Book.
Status: The company remains on track to achieve this goal.
•Throughout 2023, Luminar has continued to sign deals across hardware, software/AI, and semiconductors with new and existing customers.
•The company has now entered into a multi-year series production agreement with Gatik, the middle-mile autonomous logistics leader for some of the largest retail companies, to standardize Luminar products on autonomous light and medium-duty trucks.

Key Q3 2023 Financials:
In Q3’23, Luminar demonstrated a sharp improvement in both non-GAAP free cash flow and gross margin on its path to profitability. Luminar also met its Q3 guidance for non-GAAP EPS. The company maintained a strong balance sheet for accelerating business growth and reaching its profitability targets.
•Revenue: Q3 revenue was $17.0 million, up 33% compared to Q3’22.
•GAAP and Non-GAAP Gross Margin: Q3 GAAP gross loss was $18.2 million; Q3 Non-GAAP gross loss was $9.1 million, nearly halfway to achieving our goal of gross margin profitability by Q4’23 relative to Q2 levels.
•GAAP and Non-GAAP net loss: Q3 GAAP net loss was $134.3 million, or $(0.34) per share; Q3 Non-GAAP net loss was $84.1 million, or $(0.21) per share.

•Operating Cash Flow and Free Cash Flow: Net cash used in operating activities was $(56.5) million. Free cash flow (operating cash flow less capital expenditures) was $(60.8) million, roughly halfway to our target of improving FCF by 50% by Q4’23 relative to Q1/Q2 levels.
•Cash, Cash Equivalents and Marketable Securities: Maintained strong cash position, including marketable securities, of $321.0 million as of September 30, 2023.

2023 Financial Outlook:
Luminar provided more firm ranges and adjusted certain elements of its 2023 financial guidance as follows.

•Revenue Growth: Luminar expects 2023 revenue of around $75 million, or roughly 85% YoY growth.
•Gross Margin: The company expects to reach gross margin positive on a non-GAAP basis in Q4’23.
•Cash, Cash Equivalents and Marketable Securities (including Liquidity): The company continues to expect to end 2023 with a balance of greater than $300 million, which we believe is sufficient to reach profitability based on our current trajectory.
•Free Cash Flow: Luminar continues to expect to reduce its free cash flow spend by approximately 50% by year-end relative to Q1/Q2 levels. Specifically, Luminar expects Q4 operating cash flow in the range of $(30) million to ($35) million and free cash flow in the range of $(35) million to $(40) million.

Webcast Details:
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.

•What: Video webcast featuring quarterly business update, Q3 financials and live Q&A
•Date: Today, November 8, 2023
•Time: 2:00 p.m. PDT (5:00 p.m. EDT)

A live webcast of the event will be available on Luminar’s investor site at https://luminartech.com/quarterlyreview. A replay of the webcast will be available following the presentation. For additional information or to be added to Luminar’s investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.
Footnote: [1]Luminar software capabilities are still in development and have not achieved technological feasibility or production ready status.
Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures and certain other metrics. Non-GAAP financial measures and these other metrics do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures and metrics presented by other companies. Luminar considers these non-GAAP financial measures and metrics to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures and metrics to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures and metrics are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures and metrics should not be considered a substitute for financial information presented in accordance with GAAP.

This release includes non-GAAP financial measures, including non-GAAP cost of sales, gross loss/gross profit, net loss and Free Cash Flow. Non-GAAP cost of sales is defined as GAAP cost of sales adjusted for stock-based compensation expense, amortization of intangible assets, and accelerated depreciation related to certain property, plant and equipment items. Non-GAAP gross loss/gross profit is defined as GAAP gross loss/gross profit adjusted for stock-based compensation expense, amortization of intangible assets, and accelerated depreciation related to certain property, plant and equipment items. Non-GAAP net loss is defined as GAAP net loss adjusted for stock-based compensation expense, amortization of intangible assets, accelerated depreciation related to certain property, plant and equipment items, legal reserve related to employee matters, transaction costs relating to acquisition activities, change in fair value of warrant liabilities, and provision for income taxes. Free Cash Flow is defined as operating cash flow less capital expenditures. We use “Order Book” as a metric to measure performance against anticipated achievement of planned key milestones of our business. Order Book is defined as the forward-looking cumulative billings estimate of Luminar’s hardware and software products over the lifetime of given vehicle production programs which Luminar’s technology is expected to be integrated into or provided for, based primarily on projected / actual contractual pricing terms and our good faith estimates of “take rate” of Luminar’s technology on vehicles. “Take rates” are the anticipated percentage of new vehicles to be equipped with Luminar’s technology based on a combination of original equipment manufacturer (“OEM”) product offering decisions and predicted end consumer purchasing decisions. We include programs in our Order Book when (a) we have obtained a written agreement (e.g. non-binding expression of interest arrangement or an agreement for non-recurring engineering project) or public announcement with a major industry player, and (b) we expect to ultimately be awarded a significant commercial program. We believe Order Book provides useful information to investors as a supplemental performance metric as our products are currently in a pre-production stage and therefore there are currently no billings or revenues from commercial grade product sales. OEMs customarily place non-cancelable purchase orders with their automotive component suppliers only shortly before or during production. Consequently, we use Order Book to inform investors about the progress of expected adoption of our technologies by OEMs because there is, in our view, no other better metric available at our stage. The Order Book estimate may be impacted by various factors, as described in “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission, including, but not limited to the following: (i) None of our customers make contractual commitments to use our lidar sensors and software until all test and validation activities have been completed, they have finalized plans for integrating our systems, have a positive expectation of the market demand for our features, and unrelated to us, have determined that their vehicle is ready for market and there is appropriate consumer demand. Consequently, there is no assurance or guarantee that any of our customers, including any programs which we included in our Order Book estimates will ever complete such testing and validation or enter into a definitive volume production agreement with us or that we will receive any billings or revenues forecasted in connection with such programs; (ii) The development cycles of our products with new customers vary widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be as long as seven or more years. Variability in development cycles make it difficult to reliably estimate the pricing, volume or timing of purchases of our products by our customers; (iii) Customers cancel or postpone implementation of our technology; (iv) We may not be able to integrate our technology successfully into a larger system with other sensing modalities; and (v) The product or vehicle model that is expected to include our lidar products may be unsuccessful, including for reasons unrelated to our technology. These risks and uncertainties may cause our future actual sales to be materially different than that implied by the Order Book metric.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims,” “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expected achievement and timing of manufacturing scale up, OEM production readiness, next-gen lidar prototype development, continued software development, program milestones and Order Book growth, and expected financial performance and position metrics. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar’s management and are not guarantees of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including the risks discussed in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' sections of Luminar’s most recently filed periodic reports on Form 10-K and Form 10-Q, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
About Luminar

Luminar is a global automotive technology company ushering in a new era of vehicle safety and autonomy. For the past decade, Luminar has built an advanced hardware and software platform to enable its more than 50 industry partners, including the majority of global automotive OEMs. From Volvo Cars and Mercedes-Benz for consumer vehicles and Daimler Trucks for commercial trucks, to tech partners NVIDIA and Mobileye, Luminar is poised to be the first automotive technology company to enable next-generation safety and autonomous capabilities for production vehicles. For more information please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$74,723	$69,552
Restricted cash	3,465	1,553
Marketable securities	246,242	419,314
Accounts receivable	18,903	11,172
Inventory	16,698	8,792
Prepaid expenses and other current assets	29,389	44,203
Total current assets	389,420	554,586
Property and equipment, net	72,647	30,260
Operating lease right-of-use assets	19,660	21,244
Intangible assets, net	27,059	22,077
Goodwill	19,879	18,816
Other non-current assets	24,213	40,344
Total assets	$552,878	$687,327

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$20,732	$18,626
Accrued and other current liabilities	58,489	52,962
Operating lease liabilities	6,475	5,953
Total current liabilities	85,696	77,541
Warrant liabilities	1,660	3,005
Convertible senior notes	614,619	612,192
Operating lease liabilities, non-current	15,551	16,989
Other non-current liabilities	1,017	4,005
Total liabilities	718,543	713,732
Stockholders’ deficit:
Class A common stock	32	29
Class B common stock	10	10
Additional paid-in capital	1,838,299	1,558,685
Accumulated other comprehensive loss	(235)	(4,226)
Treasury stock	(312,477)	(312,477)
Accumulated deficit	(1,691,294)	(1,268,426)
Total stockholders’ deficit	(165,665)	(26,405)
Total liabilities and stockholders’ deficit	$552,878	$687,327

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Products	$10,753	$6,796	$28,043	$10,135
Services	6,206	5,989	19,622	19,437
Total revenue	16,959	12,785	47,665	29,572
Cost of sales:
Products	27,273	18,364	71,535	47,169
Services	7,846	10,147	27,249	26,088
Total cost of sales	35,119	28,511	98,784	73,257
Gross loss	(18,160)	(15,726)	(51,119)	(43,685)
Operating expenses:
Research and development	62,937	46,308	199,472	120,358
Sales and marketing	12,397	10,111	41,780	26,698
General and administrative	35,435	42,809	122,345	110,984
Total operating expenses	110,769	99,228	363,597	258,040
Loss from operations	(128,929)	(114,954)	(414,716)	(301,725)
Other income (expense), net:
Change in fair value of warrant liabilities	2,373	(1,231)	1,345	6,645
Interest expense	(2,779)	(2,660)	(5,717)	(9,088)
Interest income	1,260	1,553	4,770	3,970
Other income (expense)	(5,967)	(83)	(8,245)	(358)
Total other income (expense), net	(5,113)	(2,421)	(7,847)	1,169
Loss before provision for income taxes	(134,042)	(117,375)	(422,563)	(300,556)
Provision for income taxes	296	175	305	566
Net loss	$(134,338)	$(117,550)	$(422,868)	$(301,122)
Net loss per share:
Basic and diluted	$(0.34)	$(0.33)	$(1.11)	$(0.85)
Shares used in computing net loss per share:
Basic and diluted	394,591,942	359,753,254	382,673,871	353,537,754

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(422,868)	$(301,122)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,468	4,374
Amortization of operating lease right-of-use assets	5,095	3,531
Amortization of premium (discount) on marketable securities	(3,952)	1,111
Loss on marketable securities	7,774	—
Change in fair value of private warrants	(1,345)	(6,645)
Vendor stock-in lieu of cash program	31,487	32,487
Amortization of debt discount and issuance costs	2,427	2,427
Inventory write-offs and write downs	17,343	8,750
Share-based compensation	160,031	117,874
Loss on investment in non-marketable securities	2,141	—
Product warranty and other	4,273	(623)
Changes in operating assets and liabilities:
Accounts receivable	(7,729)	6,457
Inventories	(25,249)	(6,648)
Prepaid expenses and other current assets	10,858	(4,685)
Other non-current assets	(3,458)	(1,371)
Accounts payable	4,018	8,379
Accrued and other current liabilities	14,379	5,716
Other non-current liabilities	(9,219)	(3,571)
Net cash used in operating activities	(194,526)	(133,559)
Cash flows from investing activities:
Acquisition of Freedom Photonics LLC (net of cash acquired)	—	(2,759)
Acquisition of certain assets from Solfice Research, Inc.	—	(2,001)
Acquisition of Seagate's lidar business	(12,608)	—
Purchases of marketable securities	(269,164)	(363,906)
Proceeds from maturities of marketable securities	390,836	254,068
Proceeds from sales/redemptions of marketable securities	51,569	68,804
Purchases of property and equipment	(21,129)	(11,277)
Advances for capital projects and equipment	—	(2,009)
Net cash provided by (used in) investing activities	139,504	(59,080)
Cash flows from financing activities:
Net proceeds from issuance of Class A common stock under the Equity Financing Program	38,711	—
Proceeds from issuance of Class A common stock to a wholly owned subsidiary of TPK	20,000	—
Proceeds from exercise of stock options	2,560	2,891
Proceeds from sale of Class A common stock under ESPP	1,406	—
Payments of employee taxes related to stock-based awards	(572)	(2,773)
Repurchase of common stock	—	(80,878)
Net cash provided by (used in) financing activities	62,105	(80,760)
Net increase (decrease) in cash, cash equivalents and restricted cash	7,083	(273,399)
Beginning cash, cash equivalents and restricted cash	71,105	330,702
Ending cash, cash equivalents and restricted cash	$78,188	$57,303

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cost of Sales to Non-GAAP Cost of Sales
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP cost of sales	$35,119	$28,511	$98,784	$73,257
Non-GAAP adjustments:
Stock-based compensation	(2,255)	(5,430)	(6,842)	(14,205)
Amortization of intangible assets	(166)	(166)	(497)	(469)
Accelerated depreciation related to certain property, plant and equipment items	(6,647)	—	(6,647)	—
Non-GAAP cost of sales	$26,051	$22,915	$84,798	$58,583
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Gross Loss to Non-GAAP Gross Loss
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP gross loss	$(18,160)	$(15,726)	$(51,119)	$(43,685)
Non-GAAP adjustments:
Stock-based compensation	2,255	5,430	6,842	14,205
Amortization of intangible assets	166	166	497	469
Accelerated depreciation related to certain property, plant and equipment items	6,647	—	6,647	—
Non-GAAP gross loss	$(9,092)	$(10,130)	$(37,133)	$(29,011)

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net loss	$(134,338)	$(117,550)	$(422,868)	$(301,122)
Non-GAAP adjustments:
Stock-based compensation	44,882	52,551	160,031	117,874
Amortization of intangible assets	1,098	690	3,258	1,546
Accelerated depreciation related to certain property, plant and equipment items	6,647	—	6,647	—
Legal reserve related to employee matters	—	—	—	2,000
Transaction costs relating to acquisition activities	17	(274)	53	1,763
Change in fair value of warrant liabilities	(2,373)	1,231	(1,345)	(6,645)
Provision for income taxes	—	—	—	165
Non-GAAP net loss	$(84,067)	$(63,352)	$(254,224)	$(184,419)
GAAP net loss per share:
Basic and diluted	$(0.34)	$(0.33)	$(1.11)	$(0.85)
Non-GAAP net loss per share:
Basic and diluted	$(0.21)	$(0.18)	$(0.66)	$(0.52)
Shares used in computing GAAP net loss per share:
Basic and diluted	394,591,942	359,753,254	382,673,871	353,537,754
Shares used in computing Non-GAAP net loss per share:
Basic and diluted	394,591,942	359,753,254	382,673,871	353,537,754

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating cash flow	$(56,543)	$(48,361)	$(194,526)	$(133,559)
Non-GAAP adjustments:
Capital expenditure:
Purchases of property and equipment	(4,298)	(3,786)	(21,129)	(11,277)
Advances for capital projects and equipment	—	(336)	—	(2,009)
Non-GAAP free cash flow	$(60,841)	$(52,483)	$(215,655)	$(146,845)
LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Summary of Stock-Based Compensation and Intangibles Amortization
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2023		2022
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$2,255	$166	$5,430	$166
Research and development	12,886	599	11,326	192
Sales and marketing	6,536	333	3,821	332
General and administrative	23,205	—	31,974	—
Total	$44,882	$1,098	$52,551	$690

	Nine Months Ended September 30,
	2023		2022
	Stock-Based Compensation	Intangibles Amortization	Stock-Based Compensation	Intangibles Amortization
Cost of Sales	$6,842	$497	$14,205	$469
Research and development	50,898	1,762	27,142	393
Sales and marketing	22,156	999	9,430	684
General and administrative	80,135	—	67,097	—
Total	$160,031	$3,258	$117,874	$1,546

Contact Information
Media Relations:
Milin Mehta
Press@luminartech.com

Investor Relations:
Aileen Smith
Investors@luminartech.com